Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MAX RESOURCE CORP. (the "Company") on Form 20-F for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stuart Rogers, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Stuart Rogers
Stuart Rogers, Principal Executive Officer
May 24, 2012

A signed original of this written statement required by Section 906 has been provided to MAX Resource Corp. and will be retained by MAX Resource Corp. and furnished to the Securities and Exchange Commission or its staff upon request.